THE GOLDMAN SACHS
GROUP, INC.

By: /s/ Edward T. Joel

______________________
Name: Edward T. Joel
Title: Attorney-in-fact

GOLDMAN, SACHS & CO.

By: /s/ Edward T. Joel

______________________
Name: Edward T. Joel
Title: Attorney-in-fact

GS EMPLOYEE FUNDS
2000 GP, L.L.C.

By: /s/ Edward T. Joel

______________________
Name: Edward T. Joel
Title: Attorney-in-fact

GOLDMAN SACHS DIRECT
INVESTMENT FUND 2000,  L.P.

By: /s/ Edward T. Joel

______________________
Name: Edward T. Joel
Title: Attorney-in-fact